EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Tamalpais Bancorp for the year ended December 31, 2009, I, Karry K. Bryan, Interim Chief Financial Officer of Tamalpais Bancorp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K of Tamalpais Bancorp for the year ended December 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

(2)
the information contained in such Annual Report on Form 10-K of Tamalpais Bancorp for the year ended December 31, 2009, fairly presents, in all material respects, the financial condition and results of operations of Tamalpais Bancorp.

Dated: April 15, 2010	/s/ KARRY K. BRYAN
Karry K. Bryan
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)